Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Xinyuan Real Estate Co., Ltd. 2007 Equity Incentive Plan and the Xinyuan Real Estate Co., Ltd. 2007 Long Term Incentive Plan of our report dated June 5, 2008 included in the Annual Report (Form 20-F) of Xinyuan Real Estate Co., Ltd. filed with the Securities and Exchange Commission.

/s/ Ernst & Young Hua Ming

Shanghai, PRC

July 28, 2008